Exhibit 99.2

                       ADDENDUM TO STOCK OPTION AGREEMENT

         This Addendum (the "Addendum") to the Stock Option Agreement (the "Option Agreement") pursuant to the Keynote Systems, Inc. 1999 Equity Incentive Plan by and between Vikram Chaudary (the "Optionee") and Keynote Systems, Inc. (the "Company") is entered into by and between Optionee and the Company as of May 1, 2005.

                               W I T N E S S E T H

WHEREAS, the Optionee is an officer of the Company; and

WHEREAS, the Company, as a matter of practice, provides for the acceleration, in certain cases, of the vesting of options ("Options") granted to its officers;

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. The Company and the Optionee are entering into this Addendum to the Option Agreement, concurrently with the execution of the Option Agreement, in order to specify the terms and conditions of the acceleration, in certain cases, of the vesting of Options granted to the Optionee under the Option Agreement.

2.   The following language shall be included at the end of 2.1 of the Option
     Agreement:

         "Notwithstanding the provisions of the preceding sentence regarding the rate at which this Option shall vest, in the event that upon or after a Sale of the Company, Optionee's employment with the Company, or its successor, is terminated without Cause, within twelve months from the Sale of the Company, then immediately prior to the effectiveness of such termination this Option shall vest with respect to (i) 25% of the Shares, if the date of termination is less than one year from date of grant or (ii) 100% of the Shares, if the date of termination is more than one year from date of grant. For such purposes, the term "Sale of the Company" means any sale or disposition of all or substantially all of the assets of the Company, or any merger or consolidation of the Company with or into any other corporation, corporations, or other entity in which more than 50% of the Company's voting power is transferred. The term "Cause" means (i) willfully engaging in gross misconduct that is materially and demonstrably injurious to the Company; (ii) willful and continued failure to substantially perform Optionee's duties with the Company (other than incapacity due to physical or mental illness), provided that such failure continues after the Board of Directors has provided Optionee with a written demand for substantial performance, setting forth in detail the specific respects in which it believes Optionee has willfully and not substantially performed his duties thereof and a reasonable opportunity (to be not less than 30 days) to cure the same. For the above purposes, a termination by the Company without Cause includes a termination of employment by Optionee within 30 days following any one of the following events: (x) a 10% or more reduction in Optionee's salary that is not part of a general salary reduction plan applicable to all officers of the successor Company; (y) a change in Optionee's position or status to a position that is not at the level of Vice President or above with the successor; or (z) relocating Optionee's principal place of business, in excess of fifty (50) miles from the current location of such principal place of business. This Option shall cease to vest upon Optionee's Termination and Optionee shall in no event be entitled under this Option to purchase a number of shares of the Company's Common Stock greater than the "Total Option Shares."

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               IN WITNESS  WHEREOF,  the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Optionee has executed this Agreement in duplicate as of the date first specified above.



KEYNOTE SYSTEMS INC.                           OPTIONEE


By: /s/ Peter Maloney                          /s/ Vikram Chaudary
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Peter Maloney                                      Vikram Chaudary



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(Please print name)                            (Please print name)



Vice President of Finance and Chief Financial Officer
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(Please print title)